Exhibit 99.1
Investor and Media Inquiries:
David A. Christiansen
(610) 208-3065
dchristiansen@cartech.com

CARPENTER DECLARES QUARTERLY CASH DIVIDEND

Wyomissing, Pa. (April 22, 2009) – The Board of Directors of Carpenter Technology Corporation (NYSE:CRS), at its meeting yesterday, declared a quarterly cash dividend of $.18 per share of common stock, payable June 4, 2009, to shareholders of record on May 5, 2009.  The ex-dividend date (the date the common stock trades without the dividend) is May 1, 2009.

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